UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2007
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Iowa
(State or Other Jurisdiction of Incorporation)

001-32354 (Commission File Number)	42-1490040 (IRS Employer Identification No.)
115 South Second Avenue West
Newton, Iowa 50208
(Address of Principal Executive Offices) (Zip Code)
(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Compensatory Arrangements of Certain Officers.
     On April 23, 2007, the board of directors of Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”), adopted, subject to shareholder approval, Amendment No. 1 to the Company’s 2005 Stock Incentive Plan, dated June 16, 2005 (the “Plan”). On June 14, 2007, the Company’s shareholders approved Amendment No. 1 to the Plan. Amendment No. 1 to the Plan results in three changes to the Plan as previously approved. First, it increased the aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Plan to 1,500,000 from 500,000. Second, it changed the limitation on awards granted to non-employee directors, which is expressed as a percentage of shares available for awards under the Plan, to 10% from 5%. Third, it extends the life of the Plan by two years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 20, 2007

Iowa Telecommunications Services, Inc.
By /s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary